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                                                                   Exhibit 10.3

                                AMENDMENT NO. 1
                            TO EMPLOYMENT AGREEMENT

   THIS AMENDMENT is made and entered into by and between CALIFORNIA FEDERAL BANK, a Federal Savings Bank (the "Company"), having a business address at 135 Main Street, San Francisco, California, 94105, and James R. Staff (the "Executive"), having a mailing address at 6964 Tokalon, Dallas, Texas 75214.

                                   RECITALS

   WHEREAS, the Company and the Executive entered into that certain Employment Agreement dated as of December 17, 1999 (the "Agreement");

   WHEREAS, the Company is a wholly owned indirect subsidiary of Golden State Bancorp Inc. ("GSB");

   WHEREAS, Mercury is concurrently entering into an Agreement and Plan of Merger (the "Merger Agreement") with Citigroup Inc. ("Parent") and Mercury Merger Sub, Inc., a wholly owned direct subsidiary of Parent; and

   WHEREAS, concurrently with the execution of the Merger Agreement, and as an inducement to Parent to enter into the Merger Agreement, the Company and the Executive wish to amend the Agreement as hereinafter provided;

   NOW THEREFORE, in consideration of the premises and mutual covenants herein contained, the Company and the Executive agree that the Agreement shall be amended as follows:

                                      I.

   1. Section 13 of the Agreement is amended in its entirety, to read as follows:

      No Tampering. The Executive shall not, from and after the Closing Date (as defined in the Merger Agreement), (a) until the third anniversary of the Closing Date, use or disclose to others any of the customer lists of the Company or its subsidiaries in connection with retail banking or otherwise,
   (b) until the second anniversary of the Closing Date, solicit, directly or indirectly, for employment, any of the officers or employees of the Company or its subsidiaries as of the Closing Date, for so long as they remain employees of the Company or its subsidiaries or their respective successors or permitted assigns, and (c) until the second anniversary of the Closing Date, request, induce or attempt to influence any distributor or supplier of goods or services to the Company or any subsidiary thereof as of the Closing Date to curtail or cancel any business they may transact with the Company or such subsidiary thereof or their respective successors or

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   permitted assigns for so long as such distributor or supplier continues in such capacity with the Company or its subsidiaries or their respective successors or permitted assigns.

   2. Section 17 of the Agreement is hereby amended by adding the following new Subsection "(b)" to read as follows and subsequent Subsections are renumbered accordingly:

      (b) Third-Party Beneficiaries. This Agreement shall inure to the benefit of and be enforceable by the parties hereto and Parent. Notwithstanding any other provision herein to the contrary, unless the Merger Agreement is terminated in accordance with its terms, the Company and the Executive hereby agree not to enter into any further amendment of this Agreement without the prior written consent of Parent.

                                      II.

   Except as expressly provided herein, the Agreement shall remain in full force and effect.

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   IN WITNESS WHEREOF, the parties hereto have signed this Amendment as of May
21, 2002.

                                                 CALIFORNIA FEDERAL BANK, A
                                                   FEDERAL SAVINGS BANK
                                          By:    -----------------------------
                                          Name:    ---------------------------
                                          Title:  ----------------------------

                                            ------------------------------------
                                            James R. Staff

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